Citigroup Global Markets Holdings Inc.	June 16, 2023 Medium-Term Senior Notes, Series N Pricing Supplement No. 2023-USNCH17573 Filed Pursuant to Rule 424(b)(2) Registration Statement Nos. 333-270327 and 333-270327-01

11,496 Outperformance Jump Securities Based on the Performance of Shares of the Invesco S&P 500® Equal Weight ETF Relative to the Performance of Shares of the SPDR® S&P 500® ETF Trust Due June 27, 2024

Principal at Risk Securities

Overview

▪	The securities offered by this pricing supplement are unsecured debt securities issued by Citigroup Global Markets Holdings Inc. and guaranteed by Citigroup Inc. Unlike conventional debt securities, the securities do not pay interest and do not repay a fixed amount of principal at maturity. Instead, the securities offer a payment at maturity that may be greater than or less than the stated principal amount, depending on the performance of shares of the Invesco S&P 500® Equal Weight ETF (the “RSP underlying”) relative to the performance of shares of the SPDR® S&P 500® ETF Trust (the “SPY underlying”) over the term of the securities as described below.

▪	The securities are based on relative performance. If the RSP underlying outperforms (or performs the same as) the SPY underlying, which means that the RSP share return is greater than or equal to the SPY share return, you will receive a fixed positive return at maturity. However, if the RSP underlying underperforms the SPY underlying, you will lose 1% of your principal amount for every 1% of such relative underperformance. Under these circumstances, the payment at maturity will be less than the stated principal amount and could be zero. You may earn a positive return even if both underlying shares decline over the term of the securities but only if the RSP underlying has declined by a lesser percentage than, or by the same percentage as, the SPY underlying. Similarly, you may suffer a loss even if both underlying shares increase over the term of the securities if the RSP underlying has increased by a lesser percentage than the SPY underlying. You will receive a positive return at maturity only if the RSP underlying outperforms (or performs the same as) the SPY underlying. Any positive return on the securities will be limited to the fixed return amount indicated below. Investors will lose some or all of their initial investment in the securities if the RSP share return is less than the SPY share return, including in cases where both underlying shares appreciate or both underlying shares depreciate over the term of the securities.

▪	The securities are for investors who seek an equity fund-based return that reflects the relative, not the absolute, performance of the RSP underlying (which is intended to track an equal-weight version of the S&P 500® Index) and the SPY underlying (which is intended to track the S&P 500® Index) and who are willing to risk their principal and forgo current income in exchange for the opportunity to receive a fixed positive return if the RSP underlying outperforms (or performs the same as) the SPY underlying. Investors must be willing to accept (i) an investment that may have limited or no liquidity and (ii) the risk of not receiving any amount due under the securities if we and Citigroup Inc. default on our obligations. All payments on the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc.

KEY TERMS
Issuer:	Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.
Guarantee:	All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.
Underlying shares:	Underlying shares	Initial share price*
	Shares of the Invesco S&P 500® Equal Weight ETF (ticker symbol: “RSP”)	$148.83
	Shares of the SPDR® S&P 500® ETF Trust (ticker symbol: “SPY”)	$439.46

The Invesco S&P 500® Equal Weight ETF and the SPDR® S&P 500® ETF Trust are each an “underlying share issuer” or “ETF.”

* For each of the underlying shares, the applicable closing price on the pricing date

Aggregate stated principal amount:	$11,496,000
Stated principal amount:	$1,000 per security
Pricing date:	June 16, 2023
Issue date:	June 22, 2023
Valuation date:	June 24, 2024, subject to postponement if such date is not a scheduled trading day or if certain market disruption events occur
Maturity date:	June 27, 2024
Payment at maturity:

For each $1,000 stated principal amount security you hold at maturity:

▪  If the RSP share return is greater than or equal to the SPY share return:
$1,000 + the fixed return amount

▪  If the RSP share return is less than the SPY share return:
$1,000 + ($1,000 × the outperformance return)

If the RSP share return is less than the SPY share return, your payment at maturity will be less, and possibly significantly less, than the stated principal amount of your securities. You should not invest in the securities unless you are willing and able to bear the risk of losing a significant portion and up to all of your investment.

Final share price:	For each of the underlying shares, the applicable closing price on the valuation date
Fixed return amount:	$125.00 per security (12.50% of the stated principal amount). You will receive the fixed return amount only if the RSP share return is greater than or equal to the SPY share return.
Outperformance return:	RSP share return – SPY share return, provided that the outperformance return will not be less than -100%. The outperformance return will be a positive percentage if the RSP underlying outperforms the SPY underlying and a negative percentage if the RSP underlying underperforms the SPY underlying.
RSP share return:	The share return of the RSP underlying
SPY share return:	The share return of the SPY underlying
Share return:	For each of the underlying shares, (i) its final share price minus its initial share price, divided by (ii) its initial share price
Listing:	The securities will not be listed on any securities exchange
CUSIP / ISIN:	17291RGY2 / US17291RGY27
Underwriter:	Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, acting as principal
Underwriting fee and issue price:	Issue price(1)(2)	Underwriting fee	Proceeds to issuer
Per security:	$1,000.00	$17.50(2)	$977.50
		$5.00(3)
Total:	$11,496,000.00	$258,660.00	$11,237,340.00

(1) On the date of this pricing supplement, the estimated value of the securities is $966.00 per security, which is less than the issue price. The estimated value of the securities is based on CGMI’s proprietary pricing models and our internal funding rate. It is not an indication of actual profit to CGMI or other of our affiliates, nor is it an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you at any time after issuance. See “Valuation of the Securities” in this pricing supplement.

(2) CGMI, an affiliate of Citigroup Global Markets Holdings Inc. and the underwriter of the sale of the securities, is acting as principal and will receive an underwriting fee of $22.50 for each $1,000 security sold in this offering. Certain selected dealers, including Morgan Stanley Wealth Management, and their financial advisors will collectively receive from CGMI a fixed selling concession of $17.50 for each $1,000 security they sell. Additionally, it is possible that CGMI and its affiliates may profit from hedging activity related to this offering, even if the value of the securities declines. See “Use of Proceeds and Hedging” in the accompanying prospectus.

(3) Reflects a structuring fee payable to Morgan Stanley Wealth Management by CGMI of $5.00 for each security.

Investing in the securities involves risks not associated with an investment in conventional debt securities. See “Summary Risk Factors” beginning on page PS-7.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or determined that this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

You should read this pricing supplement together with the accompanying product supplement, prospectus supplement and prospectus, which can be accessed via the hyperlinks below:

Product Supplement No. EA-02-10 dated March 7, 2023                               Prospectus Supplement and Prospectus each dated March 7, 2023

The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Citigroup Global Markets Holdings Inc.

11,496 Outperformance Jump Securities Based on the Performance of Shares of the Invesco S&P 500® Equal Weight ETF Relative to the Performance of Shares of the SPDR® S&P 500® ETF Trust Due June 27, 2024

Principal at Risk Securities

Additional Information

General. The terms of the securities are set forth in the accompanying product supplement, prospectus supplement and prospectus, as supplemented by this pricing supplement. The accompanying product supplement, prospectus supplement and prospectus contain important disclosures that are not repeated in this pricing supplement. For example, certain events may occur that could affect your payment at maturity, such as market disruption events and other events affecting the underlying shares. These events and their consequences are described in the accompanying product supplement in the sections “Description of the Securities—Consequences of a Market Disruption Event; Postponement of a Valuation Date”, “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF—Dilution and Reorganization Adjustments” and “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF—Delisting, Liquidation or Termination of an Underlying ETF,” and not in this pricing supplement. It is important that you read the accompanying product supplement, prospectus supplement and prospectus together with this pricing supplement in connection with your investment in the securities. Certain terms used but not defined in this pricing supplement are defined in the accompanying product supplement.

Dilution and Reorganization Adjustments. The initial share price for each of the underlying shares is a “Relevant Value” for purposes of the section “Description of the Securities— Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF—Dilution and Reorganization Adjustments” in the accompanying product supplement. Accordingly, the initial share price for each of the underlying shares is subject to adjustment upon the occurrence of any of the events described in that section.

June 2023	PS-2

Citigroup Global Markets Holdings Inc.

11,496 Outperformance Jump Securities Based on the Performance of Shares of the Invesco S&P 500® Equal Weight ETF Relative to the Performance of Shares of the SPDR® S&P 500® ETF Trust Due June 27, 2024

Principal at Risk Securities

Investment Summary

The securities can be used:

▪	As an alternative to direct exposure to the underlying shares that provides a fixed return of 12.50% if the RSP underlying outperforms (or performs the same as) the SPY underlying.

▪	To achieve exposure to the relative performance of an ETF that tracks an equally weighted version of the S&P 500® Index and an ETF that tracks the S&P 500® Index, which weights its components by float-adjusted market capitalization.

If the RSP underlying underperforms the SPY underlying, you will lose 1% of your stated principal amount for every 1% of such relative underperformance. Under these circumstances, the payment at maturity will be less than the stated principal amount and could be zero. Accordingly, investors may lose their entire initial investment in the securities.

Maturity:	Approximately one year
Fixed return amount:	$125.00 per security (12.50% of the stated principal amount)
Minimum payment at maturity:	None. Investors may lose their entire initial investment in the securities.
Interest:	None

Key Investment Rationale

This approximately one-year investment does not pay interest but offers a fixed return of 12.50% at maturity if the RSP underlying outperforms (or performs the same as) the SPY underlying over the term of the securities. However, if the RSP underlying underperforms the SPY underlying, the payment at maturity will be less than the stated principal amount per security, and could be zero.

The RSP underlying and the SPY underlying track indices composed of the same constituents, but the RSP underlying tracks an index that weights those constituents equally (as rebalanced each quarter), while the SPY underlying tracks an index that weights those constituents by float-adjusted market capitalization. As a result, the constituents of the S&P 500® Index with the largest market capitalizations will have a smaller impact on the performance of the RSP underlying than on the performance of the SPY underlying. Similarly, the constituents of the S&P 500® Index with the smallest market capitalizations will have a larger impact on the performance of the RSP underlying than on the performance of the SPY underlying. The top ten holdings of the RSP underlying as of March 31, 2023 had an aggregate weight of 2.29%, while the top ten holdings of the SPY underlying as of the same date had an aggregate weight of 27.35%. An investment in the securities reflects the view that the RSP underlying will outperform the SPY underlying, which will occur only if smaller capitalization companies in the S&P 500® Index generally outperform larger capitalization companies. If larger capitalization companies in the S&P 500® Index outperform smaller capitalization companies, then the RSP underlying will underperform the SPY underlying, perhaps significantly, and you will lose some or all of your investment in the securities.

Investors may lose their entire initial investment in the securities. All payments on the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc.

Upside Scenario:	If the RSP underlying outperforms (or performs the same as) the SPY underlying, meaning that the RSP share return is greater than or equal to the SPY share return, the payment at maturity for each security will be equal to $1,000 plus the fixed return amount.
Downside Scenario:

If the RSP underlying underperforms the SPY underlying, meaning that the RSP share return is less than the SPY share return, you will lose 1% of your stated principal amount for every 1% of such relative underperformance. For example, if the RSP share return is 25% (meaning the RSP underlying has appreciated 25% over the term of the securities) and the SPY share return is 40% (meaning the SPY underlying has appreciated 40% over the term of the securities), the RSP underlying will have underperformed the SPY underlying by an amount equal to 15%, resulting in a loss of 15% on the securities, even though each of the underlying shares have appreciated.

Because the payment at maturity of the securities is based on the performance of the RSP underlying relative to the SPY underlying, you may suffer a loss even if each of the underlying shares appreciates over the term of the securities if the RSP underlying has appreciated by a lesser percentage than the SPY underlying. Similarly, you may suffer a loss even if each of the underlying shares depreciates over the term of the securities if the RSP underlying has depreciated by a greater percentage than the SPY underlying. There is no minimum payment at maturity on the securities, and investors may lose their entire initial investment.

June 2023	PS-3

Citigroup Global Markets Holdings Inc.

11,496 Outperformance Jump Securities Based on the Performance of Shares of the Invesco S&P 500® Equal Weight ETF Relative to the Performance of Shares of the SPDR® S&P 500® ETF Trust Due June 27, 2024

Principal at Risk Securities

Hypothetical Examples

The diagram below illustrates your payment at maturity for a range of hypothetical outperformance returns.

Investors in the securities will not receive any dividends that may be paid on the underlying shares. The diagram and examples below do not show any effect of lost dividend yield over the term of the securities. See “Summary Risk Factors—Investing in the securities is not equivalent to investing in the underlying shares” below.

Outperformance Jump Securities Payment at Maturity Diagram

■ The Securities	■ Outperformance Return

The examples below are based on a hypothetical initial share price of $100.00 for each of the underlying shares, and do not reflect the actual initial share price of either of the underlying shares. For the actual initial share price of each of the underlying shares, see the cover page of this pricing supplement. We have used these hypothetical values, rather than the actual values, to simplify the calculations and aid understanding of how the securities work. However, you should understand that the actual payment at maturity on the securities will be calculated based on the actual initial share price of each of the underlying shares and not the hypothetical values indicated below. For ease of analysis, figures below may have been rounded.

June 2023	PS-4

Citigroup Global Markets Holdings Inc.

11,496 Outperformance Jump Securities Based on the Performance of Shares of the Invesco S&P 500® Equal Weight ETF Relative to the Performance of Shares of the SPDR® S&P 500® ETF Trust Due June 27, 2024

Principal at Risk Securities

	Hypothetical final share price of the RSP underlying	Hypothetical final share price of the SPY underlying	Hypothetical outperformance return	Hypothetical payment at maturity per security
Example 1	$130.00 (share return = 30.00%)	$105.00 (share return = 5.00%)	25.00%	$1,125.00
Example 2	$90.00 (share return = -10.00%)	$85.00 (share return = -15.00%)	5.00%	$1,125.00
Example 3	$122.00 (share return = 22.00%)	$123.00 (share return = 23.00%)	-1.00%	$990.00
Example 4	$95.00 (share return = -5.00%)	$110.00 (share return = 10.00%)	-15.00%	$850.00
Example 5	$20.00 (share return = -80.00%)	$90.00 (share return = -10.00%)	-70.00%	$300.00

Example 1—Upside Scenario A. The RSP underlying has appreciated by 30.00% and the SPY underlying has appreciated by 5.00%, resulting in an outperformance return of 25.00% (representing the difference between the performance of the RSP underlying and the SPY underlying).

Payment at maturity per security = $1,000 + fixed return amount

= $1,000 + $125.00

= $1,125.00

Because the RSP share return is greater than the SPY share return, your total return on the securities at maturity in this scenario would equal the fixed return of 12.50%. Even though the outperformance return is significantly greater than 12.50%, the return on the securities is limited to the fixed return amount. In addition, the return on the securities is significantly less than the return you would have received on a direct investment in the RSP underlying.

Example 2—Upside Scenario B. The RSP underlying has depreciated by 10.00% and the SPY underlying has depreciated by 15.00%, resulting in an outperformance return of 5.00% (representing the difference between the performance of the RSP underlying and the performance of the SPY underlying).

Payment at maturity per security = $1,000 + fixed return amount

= $1,000 + $125.00

= $1,125.00

Because the RSP share return is greater than the SPY share return, your total return on the securities at maturity in this scenario would equal the fixed return of 12.50%. In this example, even though the RSP underlying has depreciated over the term of the securities, it still outperformed the SPY underlying and therefore you will receive a fixed positive return on your investment.

Example 3—Downside Scenario A. The RSP underlying has appreciated by 22.00% and the SPY underlying has appreciated by 23.00%, resulting in an outperformance return of -1.00% (representing the difference between the performance of the RSP underlying and the performance of the SPY underlying).

Payment at maturity per security = $1,000 + ($1,000 × the outperformance return)

= $1,000 + ($1,000 × -1.00%)

= $1,000 + -$10.00

= $990.00

Because the RSP share return is less than the SPY share return, your payment at maturity in this scenario would reflect 1-to-1 exposure to the relative underperformance of the RSP underlying over the SPY underlying. In this example, even though the RSP underlying has appreciated over the term of the securities, it has underperformed the SPY underlying and therefore you will receive a payment at maturity that is less than the $1,000 stated principal amount.

Example 4—Downside Scenario B. The RSP underlying has depreciated by 5.00% and the SPY underlying has appreciated by 10.00%, resulting in an outperformance return of -15.00% (representing the difference between the performance of the RSP underlying and the performance of the SPY underlying).

Payment at maturity per security = $1,000 + ($1,000 × the outperformance return)

= $1,000 + ($1,000 × -15.00%)

= $1,000 + -$150.00

June 2023	PS-5

Citigroup Global Markets Holdings Inc.

11,496 Outperformance Jump Securities Based on the Performance of Shares of the Invesco S&P 500® Equal Weight ETF Relative to the Performance of Shares of the SPDR® S&P 500® ETF Trust Due June 27, 2024

Principal at Risk Securities

= $850.00

Because the RSP share return is less than the SPY share return, your payment at maturity in this scenario would reflect 1-to-1 exposure to the relative underperformance of the RSP underlying relative to the SPY underlying. In this example, the RSP underlying has depreciated and the SPY underlying has appreciated over the term of the securities, resulting in an outperformance return that is less than the RSP share return alone and a payment at maturity that is significantly less than the $1,000 stated principal amount.

Example 5—Downside Scenario C. The RSP underlying has depreciated by 80.00% and the SPY underlying has depreciated by 10.00%, resulting in an outperformance return of -70.00% (representing the difference between the performance of the RSP underlying and the performance of the SPY underlying)

Payment at maturity per security = $1,000 + ($1,000 × the outperformance return)

= $1,000 + ($1,000 × -70.00%)

= $1,000 + -$700.00

= $300.00

Because the RSP share return is less than the SPY share return, your payment at maturity in this scenario would reflect 1-to-1 exposure to the relative underperformance of the RSP underlying relative to the SPY underlying. In this example, even though the SPY underlying has depreciated over the term of the securities, the RSP underlying has underperformed the SPY underlying, resulting in a payment at maturity that is significantly less than the $1,000 stated principal amount.

June 2023	PS-6

Citigroup Global Markets Holdings Inc.

11,496 Outperformance Jump Securities Based on the Performance of Shares of the Invesco S&P 500® Equal Weight ETF Relative to the Performance of Shares of the SPDR® S&P 500® ETF Trust Due June 27, 2024

Principal at Risk Securities

Summary Risk Factors

An investment in the securities is significantly riskier than an investment in conventional debt securities. The securities are subject to all of the risks associated with an investment in our conventional debt securities that are guaranteed by Citigroup Inc., including the risk that we and Citigroup Inc. may default on our obligations under the securities, and are also subject to risks associated with the underlying shares. Accordingly, the securities are appropriate only for investors who are capable of understanding the complexities and risks of the securities. You should consult your own financial, tax and legal advisors as to the risks of an investment in the securities and the appropriateness of the securities in light of your particular circumstances.

The following is a summary of certain key risk factors for investors in the securities. You should read this summary together with the more detailed description of risks relating to an investment in the securities contained in the section “Risk Factors Relating to the Securities” beginning on page EA-7 in the accompanying product supplement. You should also carefully read the risk factors included in the accompanying prospectus supplement and in the documents incorporated by reference in the accompanying prospectus, including Citigroup Inc.’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which describe risks relating to the business of Citigroup Inc. more generally.

▪	You may lose some or all of your investment. Unlike conventional debt securities, the securities do not repay a fixed amount of principal at maturity. Instead, your payment at maturity will depend on the performance of the RSP underlying relative to the performance of the SPY underlying. If the RSP underlying underperforms the SPY underlying, you will lose 1% of the stated principal amount of the securities for every 1% by which the RSP underlying underperforms the SPY underlying. There is no minimum payment at maturity on the securities, and you could lose your entire investment.

▪	Your potential return on the securities is limited. Your potential total return on the securities at maturity is limited to the fixed return amount of $125.00 per security, which is equivalent to a fixed return at maturity of 12.50%. Your return on the securities will not exceed the fixed return, even if the RSP underlying outperforms the SPY underlying by significantly more than the fixed return. If the RSP underlying outperforms the SPY underlying by more than the fixed return, the securities will underperform an alternative investment providing 1-to-1 exposure to the relative performance of the RSP underlying and the SPY underlying. Your return on the securities may also be significantly less than the return you would have received had you invested directly in either the RSP underlying or the SPY underlying or an investment linked to the absolute performance of one or both underlying shares.

▪	The return on the securities is based on relative performance. The payment at maturity on the securities is based on the performance of the RSP underlying minus the performance of the SPY underlying, and thus is affected by the relative, not absolute, performance of each of the underlying shares. You may receive a lower return on your securities than you could receive by taking directly a long position in the RSP underlying or a short position in the SPY underlying. Unlike a long position in the RSP underlying or a short position in the SPY underlying, you may not earn a positive return even if the RSP underlying appreciates or the SPY underlying depreciates over the term of the securities. You also may not earn a positive return even if both underlying shares appreciate or both underlying shares depreciate, if in either case the RSP share return is less than the SPY share return. In order to earn a positive return on the securities, the RSP share return must be greater than or equal to the SPY share return, regardless of whether those share returns are positive or negative. If the RSP share return is less than the SPY share return, you will lose some or all of your principal amount at maturity, even if both share returns are positive or if both share returns are negative. For example, if the RSP underlying appreciates by 10% and the SPY underlying appreciates by 50%, you would incur a loss at maturity equal to the outperformance return of -40%.

▪	Changes in the level of the RSP underlying may be offset or negated entirely by changes in the level of the SPY underlying. A positive RSP share return may be offset or entirely negated by a positive SPY share return. Similarly, a negative SPY share return may be offset or entirely negated by a negative RSP share return. Therefore, if the RSP share return has a positive correlation with the SPY share return, you may not receive the fixed return at maturity and may instead lose some or all of your principal amount at maturity even if the RSP underlying appreciates or the SPY underlying depreciates over the term of the securities. Conversely, if the RSP share return is negatively correlated with the SPY share return, a negative RSP share return is likely to be accompanied by a positive SPY share return, thereby increasing the negative outperformance return and adversely affecting the payment at maturity.

▪	You will lose some or all of your investment if the constituents of the S&P 500® Index with larger market capitalizations outperform those with smaller market capitalizations. The S&P 500® Equal Weight Index, which is the ETF underlying index (as defined below) for the RSP underlying, is composed of the same constituents as the S&P 500® Index, which is the ETF underlying index for the SPY underlying, but weights those constituents equally (as rebalanced each quarter) rather than based on market capitalization as in the S&P 500® Index. As a result, the constituents of the S&P 500® Index with the largest market capitalizations will have a smaller impact on the performance of the RSP underlying than on the performance of the SPY underlying. Similarly, the constituents of the S&P 500® Index with the smallest market capitalizations will have a larger impact on the performance of the RSP underlying than on the performance of the SPY underlying. If larger capitalization companies in the S&P 500® Index outperform smaller capitalization companies, then the RSP underlying will underperform the SPY underlying,

June 2023	PS-7

Citigroup Global Markets Holdings Inc.

11,496 Outperformance Jump Securities Based on the Performance of Shares of the Invesco S&P 500® Equal Weight ETF Relative to the Performance of Shares of the SPDR® S&P 500® ETF Trust Due June 27, 2024

Principal at Risk Securities

perhaps significantly, and you will lose some or all of your investment in the securities. You will receive a positive return on your investment only if smaller capitalization companies in the S&P 500® Index outperform larger capitalization companies.

▪	The securities do not pay interest. Unlike conventional debt securities, the securities do not pay interest or any other amounts prior to maturity. You should not invest in the securities if you seek current income during the term of the securities.

▪	You will not receive dividends or have any other rights with respect to the underlying share issuers. You will not receive any dividends with respect to the underlying shares. In addition, you will not have voting rights or any other rights with respect to the underlying shares or the securities held by the underlying share issuers.

▪	Your payment at maturity depends on the closing prices of the underlying shares on a single day. Because your payment at maturity depends on the closing prices of the underlying shares solely on the valuation date, you are subject to the risk that the outperformance return determined on that day may be lower, and possibly significantly lower, than on one or more other dates during the term of the securities. If you had invested directly in the underlying shares or in another instrument linked to the underlying shares that you could sell for full value at a time selected by you, or if the payment at maturity were based on an average of closing prices of the underlying shares, you might have achieved better returns.

▪	The securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. If we default on our obligations under the securities and Citigroup Inc. defaults on its guarantee obligations, you may not receive anything owed to you under the securities.

▪	The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. CGMI currently intends to make a secondary market in relation to the securities and to provide an indicative bid price for the securities on a daily basis. Any indicative bid price for the securities provided by CGMI will be determined in CGMI’s sole discretion, taking into account prevailing market conditions and other relevant factors, and will not be a representation by CGMI that the securities can be sold at that price, or at all. CGMI may suspend or terminate making a market and providing indicative bid prices without notice, at any time and for any reason. If CGMI suspends or terminates making a market, there may be no secondary market at all for the securities because it is likely that CGMI will be the only broker-dealer that is willing to buy your securities prior to maturity. Accordingly, an investor must be prepared to hold the securities until maturity.

▪	The estimated value of the securities on the pricing date, based on CGMI’s proprietary pricing models and our internal funding rate, is less than the issue price. The difference is attributable to certain costs associated with selling, structuring and hedging the securities that are included in the issue price. These costs include (i) the selling concessions and structuring fees paid in connection with the offering of the securities, (ii) hedging and other costs incurred by us and our affiliates in connection with the offering of the securities and (iii) the expected profit (which may be more or less than actual profit) to CGMI or other of our affiliates in connection with hedging our obligations under the securities. These costs adversely affect the economic terms of the securities because, if they were lower, the economic terms of the securities would be more favorable to you. The economic terms of the securities are also likely to be adversely affected by the use of our internal funding rate, rather than our secondary market rate, to price the securities. See “The estimated value of the securities would be lower if it were calculated based on our secondary market rate” below.

▪	The estimated value of the securities was determined for us by our affiliate using proprietary pricing models. CGMI derived the estimated value disclosed on the cover page of this pricing supplement from its proprietary pricing models. In doing so, it may have made discretionary judgments about the inputs to its models, such as the volatility of and correlation among the underlying shares, dividend yields on the underlying shares and the securities held by the underlying share issuers and interest rates. CGMI’s views on these inputs may differ from your or others’ views, and as an underwriter in this offering, CGMI’s interests may conflict with yours. Both the models and the inputs to the models may prove to be wrong and therefore not an accurate reflection of the value of the securities. Moreover, the estimated value of the securities set forth on the cover page of this pricing supplement may differ from the value that we or our affiliates may determine for the securities for other purposes, including for accounting purposes. You should not invest in the securities because of the estimated value of the securities. Instead, you should be willing to hold the securities to maturity irrespective of the initial estimated value.

▪	The estimated value of the securities would be lower if it were calculated based on our secondary market rate. The estimated value of the securities included in this pricing supplement is calculated based on our internal funding rate, which is the rate at which we are willing to borrow funds through the issuance of the securities. Our internal funding rate is generally lower than our secondary market rate, which is the rate that CGMI will use in determining the value of the securities for purposes of any purchases of the securities from you in the secondary market. If the estimated value included in this pricing supplement were based on our secondary market rate, rather than our internal funding rate, it would likely be lower. We determine our internal funding rate based on factors such as the costs associated with the securities, which are generally higher than the costs

June 2023	PS-8

Citigroup Global Markets Holdings Inc.

11,496 Outperformance Jump Securities Based on the Performance of Shares of the Invesco S&P 500® Equal Weight ETF Relative to the Performance of Shares of the SPDR® S&P 500® ETF Trust Due June 27, 2024

Principal at Risk Securities

associated with conventional debt securities, and our liquidity needs and preferences. Our internal funding rate is not an interest rate that we will pay to investors in the securities, which do not bear interest.

Because there is not an active market for traded instruments referencing our outstanding debt obligations, CGMI determines our secondary market rate based on the market price of traded instruments referencing the debt obligations of Citigroup Inc., our parent company and the guarantor of all payments due on the securities, but subject to adjustments that CGMI makes in its sole discretion. As a result, our secondary market rate is not a market-determined measure of our creditworthiness, but rather reflects the market’s perception of our parent company’s creditworthiness as adjusted for discretionary factors such as CGMI’s preferences with respect to purchasing the securities prior to maturity.

▪	The estimated value of the securities is not an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you in the secondary market. Any such secondary market price will fluctuate over the term of the securities based on the market and other factors described in the next risk factor. Moreover, unlike the estimated value included in this pricing supplement, any value of the securities determined for purposes of a secondary market transaction will be based on our secondary market rate, which will likely result in a lower value for the securities than if our internal funding rate were used. In addition, any secondary market price for the securities will be reduced by a bid-ask spread, which may vary depending on the aggregate stated principal amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding related hedging transactions. As a result, it is likely that any secondary market price for the securities will be less than the issue price.

▪	The value of the securities prior to maturity will fluctuate based on many unpredictable factors. The value of your securities prior to maturity will fluctuate based on the price and volatility of the underlying shares and a number of other factors, including price and volatility of the securities held by the underlying share issuers, the correlation among the underlying shares, dividend yields on the underlying shares and the securities held by the underlying share issuers, interest rates generally, the time remaining to maturity and our and/or Citigroup Inc.’s creditworthiness, as reflected in our secondary market rate. Changes in the prices of the underlying shares may not result in a comparable change in the value of your securities. You should understand that the value of your securities at any time prior to maturity may be significantly less than the issue price.

▪	Immediately following issuance, any secondary market bid price provided by CGMI, and the value that will be indicated on any brokerage account statements prepared by CGMI or its affiliates, will reflect a temporary upward adjustment. The amount of this temporary upward adjustment will steadily decline to zero over the temporary adjustment period. See “Valuation of the Securities” in this pricing supplement.

▪	Governmental regulatory actions, such as sanctions, could adversely affect your investment in the securities. Governmental regulatory actions, including, without limitation, sanctions-related actions by the U.S. or a foreign government, could prohibit or otherwise restrict persons from holding the securities or underlying shares, or engaging in transactions in them, and any such action could adversely affect the value of underlying shares. These regulatory actions could result in restrictions on the securities and could result in the loss of a significant portion or all of your initial investment in the securities, including if you are forced to divest the securities due to the government mandates, especially if such divestment must be made at a time when the value of the securities has declined.

▪	Our offering of the securities does not constitute a recommendation for or against any of the underlying shares. The fact that we are offering the securities does not mean that we believe that investing in an instrument linked to the relative performance of the underlying shares is likely to achieve favorable returns. In fact, as we are part of a global financial institution, our affiliates may have positions (including short positions) in the underlying shares or the securities held by the underlying share issuers or in instruments related to the underlying shares or such securities and may publish research or express opinions, that in each case are inconsistent with an investment linked to the underlying shares. These and other activities of our affiliates may affect the prices of the underlying shares in a way that has a negative impact on your interests as a holder of the securities.

▪	The price and performance of any underlying share issuer may not completely track the performance of its underlying index or its net asset value per share. The underlying share issuers do not fully replicate the underlying indices that they seek to track (each, an “ETF underlying index”) and may hold securities different from those included in its ETF underlying index. In addition, the performance of each underlying share issuer reflects additional transaction costs and fees that are not included in the calculation of its ETF underlying index. All of these factors may lead to a lack of correlation between the performance of any underlying share issuer and its ETF underlying index. In addition, corporate actions with respect to the equity securities constituting any underlying share issuer’s ETF underlying index or held by any underlying share issuer (such as mergers and spin-offs) may impact the variance between the performance of any underlying share issuer and its ETF underlying index. Finally, because any of the underlying shares are traded on NYSE Arca, Inc. and are subject to market supply and investor demand, the market value of any underlying share issuer may differ from its net asset value per share.

June 2023	PS-9

Citigroup Global Markets Holdings Inc.

11,496 Outperformance Jump Securities Based on the Performance of Shares of the Invesco S&P 500® Equal Weight ETF Relative to the Performance of Shares of the SPDR® S&P 500® ETF Trust Due June 27, 2024

Principal at Risk Securities

During periods of market volatility, securities underlying any underlying share issuer may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per share of any underlying share issuer and the liquidity of any underlying share issuer may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem shares of any underlying share issuer. Further, market volatility may adversely affect, sometimes materially, the price at which market participants are willing to buy and sell any underlying share issuer. As a result, under these circumstances, the market value of any underlying share issuer may vary substantially from its net asset value per share. For all of the foregoing reasons, the performance of any underlying share issuer might not correlate with the performance of its ETF underlying index and/or its net asset value per share, which could materially and adversely affect the value of the securities in the secondary market and/or reduce your return on the securities.

▪	The prices of the underlying shares may be adversely affected by our or our affiliates’ hedging and other trading activities. We have hedged our obligations under the securities through CGMI or other of our affiliates, who have taken positions directly in the underlying shares or the securities held by the underlying share issuers and other financial instruments related to the underlying shares and may adjust such positions during the term of the securities. Our affiliates also trade the underlying shares or the securities held by the underlying share issuers and other financial instruments related to the underlying shares or such securities on a regular basis (taking long or short positions or both), for their accounts, for other accounts under their management or to facilitate transactions on behalf of customers. These activities could affect the prices of the underlying shares in a way that negatively affects the value of the securities. They could also result in substantial returns for us or our affiliates while the value of the securities declines.

▪	We and our affiliates may have economic interests that are adverse to yours as a result of our affiliates’ business activities. Our affiliates may currently or from time to time engage in business with the underlying share issuers or the issuers of the securities held by the underlying share issuers, including extending loans to, making equity investments in or providing advisory services to those issuers. In the course of this business, we or our affiliates may acquire non-public information about the underlying share issuers, which we will not disclose to you. Moreover, if any of our affiliates is or becomes a creditor of any such issuer, they may exercise any remedies against that issuer that are available to them without regard to your interests.

▪	Even if any underlying share issuer pays a dividend that it identifies as special or extraordinary, no adjustment will be required under the securities for that dividend unless it meets the criteria specified in the accompanying product supplement. In general, an adjustment will not be made under the terms of the securities for any cash dividend paid on any of the underlying shares unless the amount of the dividend per underlying share, together with any other dividends paid in the same fiscal quarter, exceeds the dividend paid per underlying share in the most recent fiscal quarter by an amount equal to at least 10% of the closing price of the applicable underlying shares on the date of declaration of the dividend. Any dividend will reduce the closing price of the applicable underlying shares by the amount of the dividend per underlying share. If the applicable underlying share issuer pays any dividend for which an adjustment is not made under the terms of the securities, holders of the securities may be adversely affected. See “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF—Dilution and Reorganization Adjustments—Certain Extraordinary Cash Dividends” in the accompanying product supplement.

▪	The securities will not be adjusted for all events that could affect the price of any of the underlying shares. For example, we will not make any adjustment for ordinary dividends or extraordinary dividends that do not meet the criteria described above. Moreover, the adjustments we do make may not fully offset the dilutive or adverse effect of the particular event. Investors in the securities may be adversely affected by such an event in a circumstance in which a direct holder of any of the underlying shares would not.

▪	The securities may become linked to shares of an issuer other than one of the original underlying share issuers upon the occurrence of a reorganization event or upon the delisting of any of the underlying shares. For example, if any underlying share issuer enters into a merger agreement that provides for holders of the applicable underlying shares to receive shares of another entity, the shares of such other entity will become the applicable underlying shares for all purposes of the securities upon consummation of the merger. Additionally, if the applicable underlying shares are delisted or any underlying share issuer is otherwise terminated, the calculation agent may, in its sole discretion, select shares of another issuer to be the applicable underlying shares. See “Description of the Securities— Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF—Dilution and Reorganization Adjustments” and “—Delisting, Liquidation or Termination of an Underlying ETF” in the accompanying product supplement.

▪	The calculation agent, which is an affiliate of ours, will make important determinations with respect to the securities. If certain events occur during the term of the securities, such as market disruption events and other events with respect to any underlying share issuer that may require a dilution adjustment or the delisting of the applicable underlying shares, CGMI, as calculation agent, will be required to make discretionary judgments that could significantly affect your return on the securities. In

June 2023	PS-10

Citigroup Global Markets Holdings Inc.

11,496 Outperformance Jump Securities Based on the Performance of Shares of the Invesco S&P 500® Equal Weight ETF Relative to the Performance of Shares of the SPDR® S&P 500® ETF Trust Due June 27, 2024

Principal at Risk Securities

making these judgments, the calculation agent’s interests as an affiliate of ours could be adverse to your interests as a holder of the securities.

▪	Changes made by the investment adviser to any underlying share issuer or by the sponsor of any ETF underlying index may adversely affect any underlying shares. We are not affiliated with the investment adviser to any underlying share issuer or with the sponsor of any ETF underlying index. Accordingly, we have no control over any changes such investment adviser or sponsor may make to any underlying share issuer or any ETF underlying index. Such changes could be made at any time and could adversely affect the performance of any underlying shares and the value of and your return on the securities.

▪	The U.S. federal tax consequences of an investment in the securities are unclear. There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid forward contracts. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities might be materially and adversely affected. Even if the treatment of the securities as prepaid forward contracts is respected, a security may be treated as a “constructive ownership transaction,” with potentially adverse consequences described below under “United States Federal Tax Considerations.” Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

If you are a non-U.S. investor, you should review the discussion of withholding tax issues in “United States Federal Tax Considerations—Non-U.S. Holders” below.

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “United States Federal Tax Considerations” in this pricing supplement. You should also consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

June 2023	PS-11

Citigroup Global Markets Holdings Inc.

11,496 Outperformance Jump Securities Based on the Performance of Shares of the Invesco S&P 500® Equal Weight ETF Relative to the Performance of Shares of the SPDR® S&P 500® ETF Trust Due June 27, 2024

Principal at Risk Securities

Information About the Invesco S&P 500® Equal Weight ETF

The Invesco S&P 500® Equal Weight ETF is an exchange-traded fund that seeks to provide investment results that, before expenses, correspond generally to the performance of the S&P 500® Equal Weight Index. The S&P 500® Equal Weight Index is the equal-weight version of the S&P 500® Index. The Invesco S&P 500® Equal Weight ETF is managed by Invesco Exchange-Traded Fund Trust. Invesco Capital Management LLC is the investment adviser to the Invesco S&P 500® Equal Weight ETF.

Information provided to or filed with the SEC by Invesco S&P 500® Equal Weight ETF pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-102228 and 811-21265, respectively, through the SEC’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of the Invesco S&P 500® Equal Weight ETF trade on the NYSE Arca under the ticker symbol “RSP.”

This pricing supplement relates only to the securities offered hereby and does not relate to the underlying shares of the Invesco S&P 500® Equal Weight ETF or other securities of the Invesco S&P 500® Equal Weight ETF. We have derived all disclosures contained in this pricing supplement regarding the underlying shares of the Invesco S&P 500® Equal Weight ETF and the Invesco S&P 500® Equal Weight ETF from the publicly available documents described above. In connection with the offering of the securities, none of Citigroup Global Markets Holdings Inc., Citigroup Inc. or CGMI has participated in the preparation of such documents or made any due diligence inquiry with respect to the Invesco S&P 500® Equal Weight ETF.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. The underlying share issuer is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Neither we nor any of our affiliates make any representation to you as to the performance of the underlying shares of the Invesco S&P 500® Equal Weight ETF.

Historical Information

The graph below shows the closing prices of the underlying shares of the Invesco S&P 500® Equal Weight ETF for each day such price was available from January 2, 2013 to June 16, 2023. The table that follows shows the high and low closing prices of, and dividends paid on, the underlying shares of the Invesco S&P 500® Equal Weight ETF for each quarter in that same period. We obtained the closing prices and other information below from Bloomberg L.P., without independent verification. You should not take the historical prices of the underlying shares of the Invesco S&P 500® Equal Weight ETF as an indication of future performance.

Shares of the Invesco S&P 500® Equal Weight ETF – Historical Closing Prices January 2, 2013 to June 16, 2023

June 2023	PS-12

Citigroup Global Markets Holdings Inc.

11,496 Outperformance Jump Securities Based on the Performance of Shares of the Invesco S&P 500® Equal Weight ETF Relative to the Performance of Shares of the SPDR® S&P 500® ETF Trust Due June 27, 2024

Principal at Risk Securities

Shares of the Invesco S&P 500® Equal Weight ETF	High	Low	Dividends
2013
First Quarter	$59.68	$54.57	$0.20192
Second Quarter	$63.96	$58.29	$0.23987
Third Quarter	$67.03	$61.60	$0.21664
Fourth Quarter	$71.25	$64.19	$0.24889
2014
First Quarter	$73.55	$67.44	$0.28158
Second Quarter	$76.78	$70.76	$0.27970
Third Quarter	$78.32	$74.20	$0.26805
Fourth Quarter	$81.27	$71.68	$0.33515
2015
First Quarter	$82.65	$77.13	$0.32637
Second Quarter	$83.03	$79.60	$0.31811
Third Quarter	$81.46	$71.96	$0.32151
Fourth Quarter	$79.86	$73.40	$0.33704
2016
First Quarter	$78.53	$68.09	$0.40159
Second Quarter	$81.91	$76.14	$0.18735
Third Quarter	$84.71	$79.63	$0.30039
Fourth Quarter	$88.51	$80.04	$0.14744
2017
First Quarter	$92.27	$87.33	$0.35000
Second Quarter	$93.59	$89.55	$0.32050
Third Quarter	$95.54	$91.58	$0.41000
Fourth Quarter	$101.44	$95.95	$0.45830
2018
First Quarter	$107.43	$96.79	$0.42850
Second Quarter	$104.54	$97.30	$0.40238
Third Quarter	$108.58	$101.80	$0.48592
Fourth Quarter	$106.81	$86.19	$0.53213
2019
First Quarter	$104.84	$89.68	$0.47852
Second Quarter	$108.19	$100.69	$0.49016
Third Quarter	$110.18	$102.40	$0.52010
Fourth Quarter	$115.93	$103.92	$0.46928
2020
First Quarter	$118.71	$71.66	$0.72999
Second Quarter	$113.09	$79.83	$0.42537
Third Quarter	$113.96	$100.38	$0.49662
Fourth Quarter	$127.54	$106.78	$0.44200
2021
First Quarter	$142.80	$125.70	$0.64647
Second Quarter	$152.26	$143.08	$0.42040
Third Quarter	$157.39	$146.61	$0.55680
Fourth Quarter	$163.01	$150.88	$0.45384
2022
First Quarter	$164.20	$148.26	$0.65424
Second Quarter	$158.96	$130.84	$0.70337
Third Quarter	$152.39	$127.28	$0.63024
Fourth Quarter	$149.03	$128.02	$0.57775
2023
First Quarter	$154.96	$137.35	$0.69139
Second Quarter (through June 16, 2023)	$148.95	$139.61	$0.00000
June 2023	PS-13

Citigroup Global Markets Holdings Inc.

11,496 Outperformance Jump Securities Based on the Performance of Shares of the Invesco S&P 500® Equal Weight ETF Relative to the Performance of Shares of the SPDR® S&P 500® ETF Trust Due June 27, 2024

Principal at Risk Securities

The closing price of the underlying shares of the Invesco S&P 500® Equal Weight ETF on June 16, 2023 was $148.83.

We make no representation as to the amount of dividends, if any, that may be paid on the underlying shares of the Invesco S&P 500® Equal Weight ETF in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the underlying shares of the Invesco S&P 500® Equal Weight ETF.

June 2023	PS-14

Citigroup Global Markets Holdings Inc.

11,496 Outperformance Jump Securities Based on the Performance of Shares of the Invesco S&P 500® Equal Weight ETF Relative to the Performance of Shares of the SPDR® S&P 500® ETF Trust Due June 27, 2024

Principal at Risk Securities

Information About the SPDR® S&P 500® ETF Trust

The SPDR® S&P 500® ETF Trust is an exchange-traded fund that seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of the S&P 500® Index. The S&P 500® Index is a float-adjusted market capitalization-weighted index consisting of the common stocks of 500 issuers selected to provide a performance benchmark for the large capitalization segment of the U.S. equity markets.

The SPDR® S&P 500® ETF Trust is managed by State Street Bank and Trust Company (“SSBTC”), as trustee of the SPDR® S&P 500® ETF Trust and PDR Services LLC (“PDRS”), as sponsor of the SPDR® S&P 500® ETF Trust. Information provided to or filed with the SEC by the SPDR® S&P 500® ETF Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 033-46080 and 811-06125, respectively, through the SEC’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of the SPDR® S&P 500® ETF Trust trade on the NYSE Arca under the ticker symbol “SPY.”

This pricing supplement relates only to the securities offered hereby and does not relate to the underlying shares of the SPDR® S&P 500® ETF Trust or other securities of the SPDR® S&P 500® ETF Trust. We have derived all disclosures contained in this pricing supplement regarding the underlying shares of the SPDR® S&P 500® ETF Trust and the SPDR® S&P 500® ETF Trust from the publicly available documents described above. In connection with the offering of the securities, none of Citigroup Global Markets Holdings Inc., Citigroup Inc. or CGMI has participated in the preparation of such documents or made any due diligence inquiry with respect to the SPDR® S&P 500® ETF Trust.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. The SPDR® S&P 500® ETF Trust is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Neither we nor any of our affiliates make any representation to you as to the performance of the underlying shares of the SPDR® S&P 500® ETF Trust.

Historical Information

The graph below shows the closing price of the underlying shares of the SPDR® S&P 500® ETF Trust for each day such price was available from January 2, 2013 to June 16, 2023. The table that follows shows the high and low closing prices of, and dividends paid on, the underlying shares of the SPDR® S&P 500® ETF Trust for each quarter in that same period. We obtained the closing prices and other information below from Bloomberg L.P., without independent verification. You should not take the historical prices of the underlying shares of the SPDR® S&P 500® ETF Trust as an indication of future performance.

Shares of the SPDR® S&P 500® ETF Trust – Historical Closing Prices January 2, 2013 to June 16, 2023

June 2023	PS-15

Citigroup Global Markets Holdings Inc.

11,496 Outperformance Jump Securities Based on the Performance of Shares of the Invesco S&P 500® Equal Weight ETF Relative to the Performance of Shares of the SPDR® S&P 500® ETF Trust Due June 27, 2024

Principal at Risk Securities

Shares of the SPDR® S&P 500® ETF Trust	High	Low	Dividends
2013
First Quarter	$156.73	$145.53	$1.02183
Second Quarter	$167.11	$154.14	$0.69372
Third Quarter	$173.14	$161.16	$0.83912
Fourth Quarter	$184.67	$165.48	$0.83795
2014
First Quarter	$188.26	$174.15	$0.98025
Second Quarter	$196.48	$181.48	$0.82461
Third Quarter	$201.82	$190.99	$0.93669
Fourth Quarter	$208.72	$186.27	$0.93919
2015
First Quarter	$211.99	$198.97	$1.13492
Second Quarter	$213.50	$205.42	$0.93081
Third Quarter	$212.59	$187.27	$1.03007
Fourth Quarter	$211.00	$192.13	$1.03343
2016
First Quarter	$206.10	$183.03	$1.21155
Second Quarter	$212.39	$199.53	$1.04960
Third Quarter	$219.09	$208.39	$1.07844
Fourth Quarter	$227.76	$208.55	$1.08207
2017
First Quarter	$239.78	$225.24	$1.32893
Second Quarter	$244.66	$232.51	$1.03312
Third Quarter	$251.23	$240.55	$1.18311
Fourth Quarter	$268.20	$252.32	$1.23457
2018
First Quarter	$286.58	$257.63	$1.35133
Second Quarter	$278.92	$257.47	$1.09678
Third Quarter	$293.58	$270.90	$1.24557
Fourth Quarter	$291.73	$234.34	$1.32261
2019
First Quarter	$284.73	$244.21	$1.43543
Second Quarter	$295.86	$274.57	$1.23312
Third Quarter	$302.01	$283.82	$1.43164
Fourth Quarter	$322.94	$288.06	$1.38362
2020
First Quarter	$338.34	$222.95	$1.56999
Second Quarter	$323.20	$246.15	$1.40556
Third Quarter	$357.70	$310.52	$1.36624
Fourth Quarter	$373.88	$326.54	$1.33922
2021
First Quarter	$397.26	$368.79	$1.58000
Second Quarter	$428.06	$400.61	$1.27779
Third Quarter	$453.19	$424.97	$1.37588
Fourth Quarter	$477.48	$428.64	$1.42812
2022
First Quarter	$477.71	$416.25	$1.63643
Second Quarter	$456.80	$365.86	$1.36601
Third Quarter	$429.70	$357.18	$1.57687
Fourth Quarter	$407.68	$356.56	$1.59640
2023
First Quarter	$416.78	$379.38	$1.78140
Second Quarter (through June 16, 2023)	$442.60	$404.36	$1.50620

The closing price of the underlying shares on June 16, 2023 was $439.46.

June 2023	PS-16

Citigroup Global Markets Holdings Inc.

11,496 Outperformance Jump Securities Based on the Performance of Shares of the Invesco S&P 500® Equal Weight ETF Relative to the Performance of Shares of the SPDR® S&P 500® ETF Trust Due June 27, 2024

Principal at Risk Securities

On June 15, 2023, SPDR® S&P 500® ETF Trust declared a cash dividend of $1.63837 per share payable on July 31, 2023. We make no representation as to the amount of dividends, if any, that may be paid on the underlying shares of the SPDR® S&P 500® ETF Trust in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the underlying shares of the SPDR® S&P 500® ETF Trust.

June 2023	PS-17

Citigroup Global Markets Holdings Inc.

11,496 Outperformance Jump Securities Based on the Performance of Shares of the Invesco S&P 500® Equal Weight ETF Relative to the Performance of Shares of the SPDR® S&P 500® ETF Trust Due June 27, 2024

Principal at Risk Securities

Historical Performance of the Underlying Shares

The following graph sets forth the historical performance of the RSP underlying and the SPY underlying from January 2, 2013 through June 16, 2023, based on the closing prices of the underlying shares. For comparison purposes, each of the underlying shares has been normalized to have a closing price of $100.00 on January 2, 2013 by dividing the closing price of those underlying shares on each day by the closing price of those underlying shares on January 2, 2013 and multiplying by 100.00. Historical performance of the underlying shares should not be taken as an indication of future performance. Future performance of the underlying shares may differ significantly from historical performance, and no assurance can be given as to the closing price of either of the underlying shares during the term of the securities, including on the valuation date. We cannot give you assurance that the performance of the underlying shares will not result in a loss on your initial investment.

Historical Performance of the RSP Underlying and the SPY Underlying January 2, 2013 to June 16, 2023

June 2023	PS-18

Citigroup Global Markets Holdings Inc.

11,496 Outperformance Jump Securities Based on the Performance of Shares of the Invesco S&P 500® Equal Weight ETF Relative to the Performance of Shares of the SPDR® S&P 500® ETF Trust Due June 27, 2024

Principal at Risk Securities

United States Federal Tax Considerations

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “Summary Risk Factors” in this pricing supplement.

There are no statutory, judicial or administrative authorities that address the U.S. federal income tax treatment of the securities or instruments that are similar to the securities. In the opinion of our counsel, Davis Polk & Wardwell LLP, which is based on current market conditions, it is more likely than not that a security will be treated as a prepaid forward contract for U.S. federal income tax purposes. By purchasing a security, you agree (in the absence of an administrative determination or judicial ruling to the contrary) to this treatment. There is uncertainty regarding this treatment, and the IRS or a court might not agree with it.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Tax Considerations” in the accompanying product supplement, the following U.S. federal income tax consequences should result under current law:

•	You should not recognize taxable income over the term of the securities prior to maturity, other than pursuant to a sale or exchange.

•	Upon a sale or exchange of a security (including retirement at maturity), you should recognize gain or loss equal to the difference between the amount realized and your tax basis in the security. Subject to the discussion below concerning the potential application of the “constructive ownership” rules under Section 1260 of the Code, any gain or loss recognized upon a sale, exchange or retirement of a security should be long-term capital gain or loss if you held the security for more than one year.

Even if the treatment of the securities as prepaid forward contracts is respected, your purchase of a security may be treated as entry into a “constructive ownership transaction,” within the meaning of Section 1260 of the Code. In that case, all or a portion of any long-term capital gain you would otherwise recognize in respect of your securities would be recharacterized as ordinary income to the extent such gain exceeded the “net underlying long-term capital gain.” Any long-term capital gain recharacterized as ordinary income under Section 1260 would be treated as accruing at a constant rate over the period you held your securities, and you would be subject to an interest charge in respect of the deemed tax liability on the income treated as accruing in prior tax years. Due to the lack of governing authority under Section 1260, our counsel is not able to opine as to whether or how Section 1260 applies to the securities. You should read the section entitled “United States Federal Tax Considerations—Tax Consequences to U.S. Holders—Securities Treated as Prepaid Forward Contracts—Possible Application of Section 1260 of the Code” in the accompanying product supplement for additional information and consult your tax adviser regarding the potential application of the “constructive ownership” rule.

We do not plan to request a ruling from the IRS regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding possible alternative tax treatments of the securities and potential changes in applicable law.

Non-U.S. Holders. Subject to the discussions below and in “United States Federal Tax Considerations” in the accompanying product supplement, if you are a Non-U.S. Holder (as defined in the accompanying product supplement) of the securities, you generally should not be subject to U.S. federal withholding or income tax in respect of any amount paid to you with respect to the securities, provided that (i) income in respect of the securities is not effectively connected with your conduct of a trade or business in the United States, and (ii) you comply with the applicable certification requirements.

As discussed under “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders” in the accompanying product supplement, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities (“U.S. Underlying Equities”) or indices that include U.S. Underlying Equities. Section 871(m) generally applies to instruments that substantially replicate the economic performance of one or more U.S. Underlying Equities, as determined based on tests set forth in the applicable Treasury regulations. However, the regulations, as modified by an IRS notice, exempt financial instruments issued prior to January 1, 2025 that do not have a “delta” of one. Based on the terms of the securities and representations provided by us, our counsel is of the opinion that the securities should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any U.S. Underlying Equity and, therefore, should not be subject to withholding tax under Section 871(m).

June 2023	PS-19

Citigroup Global Markets Holdings Inc.

11,496 Outperformance Jump Securities Based on the Performance of Shares of the Invesco S&P 500® Equal Weight ETF Relative to the Performance of Shares of the SPDR® S&P 500® ETF Trust Due June 27, 2024

Principal at Risk Securities

A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this treatment. Moreover, Section 871(m) is complex and its application may depend on your particular circumstances, including your other transactions. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

If withholding tax applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld.

You should read the section entitled “United States Federal Tax Considerations” in the accompanying product supplement. The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should also consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Supplemental Plan of Distribution

CGMI, an affiliate of Citigroup Global Markets Holdings Inc. and the underwriter of the sale of the securities, is acting as principal and will receive an underwriting fee of $22.50 for each $1,000 security sold in this offering. From this underwriting fee, CGMI will pay selected dealers not affiliated with CGMI, including Morgan Stanley Wealth Management, and their financial advisors collectively a fixed selling concession of $17.50 for each $1,000 security they sell. In addition, Morgan Stanley Wealth Management will receive a structuring fee of $5.00 for each security they sell.

The costs included in the original issue price of the securities will include a fee paid by CGMI to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management has an ownership interest, for providing certain electronic platform services with respect to this offering.

See “Plan of Distribution; Conflicts of Interest” in the accompanying product supplement and “Plan of Distribution” in each of the accompanying prospectus supplement and prospectus for additional information.

Valuation of the Securities

CGMI calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on proprietary pricing models. CGMI’s proprietary pricing models generated an estimated value for the securities by estimating the value of a hypothetical package of financial instruments that would replicate the payout on the securities, which consists of a fixed-income bond (the “bond component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”). CGMI calculated the estimated value of the bond component using a discount rate based on our internal funding rate. CGMI calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the instruments that constitute the derivative component based on various inputs, including the factors described under “Summary Risk Factors—The value of the securities prior to maturity will fluctuate based on many unpredictable factors” in this pricing supplement, but not including our or Citigroup Inc.’s creditworthiness. These inputs may be market-observable or may be based on assumptions made by CGMI in its discretionary judgment.

For a period of approximately three months following issuance of the securities, the price, if any, at which CGMI would be willing to buy the securities from investors, and the value that will be indicated for the securities on any brokerage account statements prepared by CGMI or its affiliates (which value CGMI may also publish through one or more financial information vendors), will reflect a temporary upward adjustment from the price or value that would otherwise be determined. This temporary upward adjustment represents a portion of the hedging profit expected to be realized by CGMI or its affiliates over the term of the securities. The amount of this temporary upward adjustment will decline to zero on a straight-line basis over the three-month temporary adjustment period. However, CGMI is not obligated to buy the securities from investors at any time. See “Summary Risk Factors—The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity.”

Validity of the Securities

In the opinion of Davis Polk & Wardwell LLP, as special products counsel to Citigroup Global Markets Holdings Inc., when the securities offered by this pricing supplement have been executed and issued by Citigroup Global Markets Holdings Inc. and authenticated by the trustee pursuant to the indenture, and delivered against payment therefor, such securities and the related guarantee of Citigroup Inc. will be valid and binding obligations of Citigroup Global Markets Holdings Inc. and Citigroup Inc., respectively, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date of this pricing supplement and is limited to the laws of the State of New York, except that such counsel expresses no opinion as to the application of state securities or Blue Sky laws to the securities.

June 2023	PS-20

Citigroup Global Markets Holdings Inc.

11,496 Outperformance Jump Securities Based on the Performance of Shares of the Invesco S&P 500® Equal Weight ETF Relative to the Performance of Shares of the SPDR® S&P 500® ETF Trust Due June 27, 2024

Principal at Risk Securities

In giving this opinion, Davis Polk & Wardwell LLP has assumed the legal conclusions expressed in the opinions set forth below of Alexia Breuvart, Secretary and General Counsel of Citigroup Global Markets Holdings Inc., and Barbara Politi, Associate General Counsel—Capital Markets of Citigroup Inc. In addition, this opinion is subject to the assumptions set forth in the letter of Davis Polk & Wardwell LLP dated March 7, 2023, which has been filed as an exhibit to a Current Report on Form 8-K filed by Citigroup Inc. on March 8, 2023, that the indenture has been duly authorized, executed and delivered by, and is a valid, binding and enforceable agreement of, the trustee and that none of the terms of the securities nor the issuance and delivery of the securities and the related guarantee, nor the compliance by Citigroup Global Markets Holdings Inc. and Citigroup Inc. with the terms of the securities and the related guarantee respectively, will result in a violation of any provision of any instrument or agreement then binding upon Citigroup Global Markets Holdings Inc. or Citigroup Inc., as applicable, or any restriction imposed by any court or governmental body having jurisdiction over Citigroup Global Markets Holdings Inc. or Citigroup Inc., as applicable.

In the opinion of Alexia Breuvart, Secretary and General Counsel of Citigroup Global Markets Holdings Inc., (i) the terms of the securities offered by this pricing supplement have been duly established under the indenture and the Board of Directors (or a duly authorized committee thereof) of Citigroup Global Markets Holdings Inc. has duly authorized the issuance and sale of such securities and such authorization has not been modified or rescinded; (ii) Citigroup Global Markets Holdings Inc. is validly existing and in good standing under the laws of the State of New York; (iii) the indenture has been duly authorized, executed and delivered by Citigroup Global Markets Holdings Inc.; and (iv) the execution and delivery of such indenture and of the securities offered by this pricing supplement by Citigroup Global Markets Holdings Inc., and the performance by Citigroup Global Markets Holdings Inc. of its obligations thereunder, are within its corporate powers and do not contravene its certificate of incorporation or bylaws or other constitutive documents. This opinion is given as of the date of this pricing supplement and is limited to the laws of the State of New York.

Alexia Breuvart, or other internal attorneys with whom she has consulted, has examined and is familiar with originals, or copies certified or otherwise identified to her satisfaction, of such corporate records of Citigroup Global Markets Holdings Inc., certificates or documents as she has deemed appropriate as a basis for the opinions expressed above. In such examination, she or such persons has assumed the legal capacity of all natural persons, the genuineness of all signatures (other than those of officers of Citigroup Global Markets Holdings Inc.), the authenticity of all documents submitted to her or such persons as originals, the conformity to original documents of all documents submitted to her or such persons as certified or photostatic copies and the authenticity of the originals of such copies.

In the opinion of Barbara Politi, Associate General Counsel—Capital Markets of Citigroup Inc., (i) the Board of Directors (or a duly authorized committee thereof) of Citigroup Inc. has duly authorized the guarantee of such securities by Citigroup Inc. and such authorization has not been modified or rescinded; (ii) Citigroup Inc. is validly existing and in good standing under the laws of the State of Delaware; (iii) the indenture has been duly authorized, executed and delivered by Citigroup Inc.; and (iv) the execution and delivery of such indenture, and the performance by Citigroup Inc. of its obligations thereunder, are within its corporate powers and do not contravene its certificate of incorporation or bylaws or other constitutive documents. This opinion is given as of the date of this pricing supplement and is limited to the General Corporation Law of the State of Delaware.

Barbara Politi, or other internal attorneys with whom she has consulted, has examined and is familiar with originals, or copies certified or otherwise identified to her satisfaction, of such corporate records of Citigroup Inc., certificates or documents as she has deemed appropriate as a basis for the opinions expressed above. In such examination, she or such persons has assumed the legal capacity of all natural persons, the genuineness of all signatures (other than those of officers of Citigroup Inc.), the authenticity of all documents submitted to her or such persons as originals, the conformity to original documents of all documents submitted to her or such persons as certified or photostatic copies and the authenticity of the originals of such copies.

© 2023 Citigroup Global Markets Inc. All rights reserved. Citi and Citi and Arc Design are trademarks and service marks of Citigroup Inc. or its affiliates and are used and registered throughout the world.

June 2023	PS-21